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                                                                    EXHIBIT 99.4

                                LETTER TO CLIENTS
                         REGARDING THE OFFER TO EXCHANGE
        (1) 5.85% SENIOR SECURED EXCHANGE NOTES DUE 2001 FOR ANY AND ALL
       OUTSTANDING 5.85% SENIOR SECURED NOTES DUE 2001, (2) 6.339% SENIOR
                 SECURED EXCHANGE NOTES DUE 2009 FOR ANY AND ALL
         OUTSTANDING 6.339% SENIOR SECURED NOTES DUE 2009 AND (3) 6.927%
             SENIOR SECURED EXCHANGE BONDS DUE 2029 FOR ANY AND ALL
                OUTSTANDING 6.927% SENIOR SECURED BONDS DUE 2029

                                       OF

                            MIDAMERICAN FUNDING, LLC

To Our Clients:

         We are enclosing herewith a Prospectus, dated [___________],1999, of MidAmerican Funding, LLC ("MidAmerican Funding") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by MidAmerican Funding to exchange $1000 principal amount of its 5.85% Senior Secured Exchange Notes due 2001 (the "2001 Exchange Securities"), $1000 principal amount of its 6.339% Senior Secured Exchange Notes due 2009 (the "2009 Exchange Securities") and $1000 principal amount of its 6.927% Senior Secured Exchange Bonds due 2029 (the "2029 Exchange Securities" and, collectively with the 2001 Exchange Securities and the 2009 Exchange Securities, the "Exchange Securities"), pursuant to an offering registered under the Securities Act of 1933, as amended, for, in the case of the 2001 Exchange Securities, each $1000 principal amount of its outstanding 5.85% Senior Secured Notes due 2001 (the "2001 Initial Securities"), in the case of the 2009 Exchange Securities, each $1000 principal amount of its outstanding 6.339% Senior Secured Notes due 2009 (the "2009 Initial Securities"), and, in the case of the 2029 Exchange Securities, each $1000 principal amount of its outstanding 6.927% Senior Secured Bonds due 2029 (the "2029 Initial Securities" and, collectively with the 2001 Initial Securities and the 2009 Initial Securities, the "Initial Securities"), respectively, of which a total of $700,000,000 in aggregate principal amount was issued on March 11, 1999 and is outstanding as of the date hereof, upon the terms and subject to the conditions set forth in the Exchange Offer.

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PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON [____________], UNLESS EXTENDED.
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         The Exchange Offer is not conditioned upon any minimum principal amount of Initial Securities being tendered.

         We are the Registered Holder or DTC participant through which you hold an interest in the Initial Securities. A tender of such Initial Securities can be made only by us pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Initial Securities held by us for your account.

         We request instructions as to whether you wish to tender any or all of your Initial Securities held by us for your account pursuant to the terms and subject to the conditions of the Exchange Offer. We also

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request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

         Pursuant to the Letter of Transmittal, each holder of Initial Securities must make certain representations and warranties that are set forth in the Letter of Transmittal and in the attached form that we have provided to you for your instructions regarding what action we should take in the Exchange Offer with respect to your interest in the Initial Securities.